Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

I, Cheryl Wynne, Chief Financial Officer, Secretary and Treasurer, certify that:

1. To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. To my knowledge, the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of BSQUARE Corporation.

Dated: May 11, 2023	/s/ Cheryl A. Wynne
Cheryl A. Wynne
Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)